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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Wireless Facilities, Inc.:

        We consent to incorporation by reference in registration statements No. 333-53014, No. 333-71618, No. 333-74108, and No. 333-112956 on Form S-3; No. 333-112957 on Form S-4; and No. 333-90455, No. 333-54818, No. 333-71702, and No. 333-91852 on Form S-8 of Wireless Facilities, Inc. of our report dated March 24, 2005, except as to Note 18, which is as of March 28, 2005 with respect to the consolidated balance sheets of Wireless Facilities, Inc. as of December 31, 2003 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004 and the related financial statement schedule, which report appears in the December 31, 2004 Annual Report on Form 10-K of Wireless Facilities, Inc. Our report on the consolidated financial statements refers to a change in method of accounting for goodwill.

/s/ KPMG LLP
San Diego, California

March 30, 2005

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  Exhibit 23.1